PROSPECTUS SUPPLEMENT No. 2	Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated October 13, 2016)	Registration No. 333-213451

NioCorp Developments Ltd.

10,062,201 COMMON SHARES

This prospectus supplement supplements the prospectus dated October 13, 2016 (the “Prospectus”) of NioCorp Developments Ltd. NioCorp Developments Ltd. (the “Company”), which is part of a registration statement on Form S-1 (File No. 333-213451) filed with the United States Securities and Exchange Commission relating to the resale of securities by the selling securityholders as described therein.

The Prospectus to the resale or other disposition from time to time by certain selling security holders as further described in the Prospectus, of up to an aggregate of 10,062,201 common shares (the “Common Shares”) of the Company acquirable upon exercise of common share purchase warrants and options of the Company that were issued by the Company to such selling security holders in private transactions.

This prospectus supplement incorporates into the Prospectus (i) the Company’s Current Report on form 8-K filed on November 17, 2016, (ii) the Company’s Current Report on Form 8-K filed on December 15, 2016, (iii) the Company’s Current Report on Form 8-K as filed on December 21, 2016, (iv) the Company’s Current Report on Form 8-K as filed on January 20, 2017, (v) the Company’s Current Report on Form 8-K/A as filed on January 20, 2017, (vi) the Company’s Current Report on Form 8-K as filed on February 2, 2017 and (vii) the Company’s Quarterly Report on Form 10-Q as filed on February 3, 2017.

This prospectus supplement should be read in conjunction with the Prospectus, as supplemented to date, and this prospectus supplement is qualified by reference to the Prospectus, as supplemented to date, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus with respect to the securities described above, including any amendments or supplements thereto.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 5 OF THE PROSPECTUS DATED OCTOBER 13, 2016 AND IN OUR MOST RECENT FILINGS MADE WITH THE SEC INCORPORATED BY REFERENCE THEREIN, INCLUDING OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 2016, BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 6, 2017